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                                                                     EXHIBIT 4.1


                       FIRST AMENDMENT TO CREDIT AGREEMENT
                       -----------------------------------

                  THIS FIRST AMENDMENT TO CREDIT AGREEMENT is dated as of April 10, 1996, by and among SINTER METALS, INC., a Delaware corporation (the "Borrower"), the Lenders party hereto, the Issuing Bank and MELLON BANK, N.A., a national banking association, as agent for the Lenders (in such capacity the "Agent").

                                    RECITALS
                                    --------

                  A. The Borrower, the Lenders, the Issuing Bank and the Agent entered into a Credit Agreement, dated as of January 18, 1996 (together with all Exhibits and Schedules thereto, the "Credit Agreement"), under which the Lenders agreed, subject to certain conditions, to make revolving credit loans to the Borrower in an aggregate principal amount not to exceed $30,000,000.

                  B. The parties desire to amend the Credit Agreement as set forth herein.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

                  1.       Effect of Amendment; Definitions.
                           --------------------------------

                  All terms used herein that are defined in the Credit Agreement shall have the meanings ascribed thereto in the Credit Agreement, unless the context otherwise requires. The Credit Agreement shall be and hereby is amended as provided in Section 2 hereof. Except as expressly amended in Section 2 hereof, the Credit Agreement shall continue in full force and effect in accordance with its provisions on the date hereof. As used in the Credit Agreement, the terms "Credit Agreement", "Agreement", "this Agreement", "herein", "hereinafter", "hereto", "hereof", and words of similar import shall, unless the context otherwise requires, mean the Credit Agreement as amended and modified by this Amendment.


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                  2.       Form of IRB Letter of Credit.
                           ----------------------------

                  The parties hereto acknowledge and agree that the IRB Letter of Credit shall be in substantially the form attached hereto as Exhibit A.

                  3.       Amendments.
                           ----------

                  A. Section 2.4(d) of the Credit Agreement is amended by deleting the reference to "Two Million Dollars ($2,000,000)" in the second sentence thereof and substituting therefor "Three Million Dollars ($3,000,000)."

                  B. The Credit Agreement is amended by inserting the following at the end of Section 3.11 thereof:

                  "3.12  PLEDGE OF BONDS NOT REMARKETED UNDER IRB LETTER
OF CREDIT.

                  (a) PLEDGE. As security for the payment and performance of all obligations of the Borrower under this Agreement and under the other Loan Documents, the Borrower hereby agrees that upon the making of a C Drawing, a D Drawing, an E Drawing or an F Drawing (as each of those terms is defined in the IRB Letter of Credit) the Borrower will deliver or cause to be delivered forthwith to the Issuing Bank the Pledged Bonds (as defined in the IRB Letter of Credit) free and clear of all liens and encumbrances in an aggregate principal amount equal to the portion of the purchase price of the Bonds in respect of such drawing, and the Borrower hereby grants to the Issuing Bank a security interest in the Pledged Bonds and in the income and proceeds thereof.

                  (b) DELIVERY. The Borrower hereby agrees to deliver or cause to be delivered immediately to the Issuing Bank the Pledged Bonds which shall be registered by the Trustee in the names of the Borrower as pledgor and the Issuing Bank as pledgee, with the Borrower's endorsement of the Pledged Bonds to the order of the Issuing Bank. The Borrower further agrees to cause the Trustee (as defined in the IRB Letter of Credit) to enter into its registration books as the address to which payments of interest with respect to Pledged Bonds are to be sent, the Issuing Bank's address for



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         notices pursuant to this Agreement as in effect from time to time.

                  (c) PAYMENTS ON BONDS. If the Borrower shall become entitled to receive or shall receive any Pledged Bonds, any payment of interest with respect to the Pledged Bonds from the Trustee or any and all other proceeds thereof, the Borrower shall accept any such items as the Issuing Bank's agent, shall hold them in trust for the Issuing Bank, and shall deliver them forthwith to the Issuing Bank in the exact form received, with the Borrower's endorsement to the order of the Issuing Bank when necessary, to be held by the Issuing Bank, subject to the terms hereof, as security for the payment and performance of all obligations of the Borrower hereunder and under the Loan Documents, except that the Issuing Bank shall deliver such payments and proceeds to the Agent and the Agent shall credit all payments and proceeds received by the Issuing Bank directly against the Borrower's obligations under Section 3.4 of this Agreement and as otherwise provided in this Agreement. All principal, premium, if any, and interest paid on the Pledged Bonds shall be retained by the Issuing Bank (or if received by the Borrower shall be forthwith delivered by it to the Issuing Bank in the original form received), shall be delivered by the Issuing Bank to the Agent and applied by the Agent to the payment of amounts due from the Borrower hereunder and under the other Loan Documents.

                  (d) In addition to the rights and remedies granted to the Issuing Bank and the Agent in this Agreement, the Issuing Bank and the Agent shall have all of the rights and remedies of a secured party under 13 Purdon's Pennsylvania Statutes Annotated Sections 9101 through 9507, inclusive, and such other rights and remedies as are granted to a secured party in similar situations to the extent of the security interest granted under paragraph (a) above.

                  (e) The Borrower shall be liable for the deficiency if the proceeds of any sale or other disposition of the Pledged Bonds by the Issuing Bank or the Agent are insufficient to pay all amounts to which the Issuing Bank is entitled, including principal, premium, if any, and interest as provided herein, and the fees of any attorneys employed by the Issuing Bank to collect such deficiency."



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                  4.       Representations and Warranties.
                           -------------------------------

                  A. The Borrower hereby represents and warrants that all representations and warranties set forth in the Credit Agreement, as amended hereby, are true and correct in all material respects, and that this Amendment has been executed and delivered by a duly authorized officer of the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

                  B. The execution, delivery and performance by the Borrower of this Amendment and its performance of the Credit Agreement, as amended hereby, have been authorized by all requisite corporate action and will not (i) violate
(a) any order of any court, or any rule, regulation or order of any other agency of government, (b) the Certificate of Incorporation or the By-Laws (including any amendment thereto) or any other instrument of corporate governance of the Borrower, or (c) any provision of any indenture, agreement or other instrument to which the Borrower is a party, or by which the Borrower or any of its properties or assets are or may be bound; (ii) be in conflict with, result in a breach of or constitute, alone or with due notice or lapse of time or both, a default under any indenture, agreement or other instrument referred to in (i)(c) above; or (iii) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever.

                  5.       Miscellaneous.
                           --------------

                  A. This Amendment shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania, without reference to principles of conflict of laws.

                  B. This Amendment shall become effective upon execution and delivery hereof by the Required Lenders and the Borrower. The Borrower agrees to pay on demand all costs and expenses of the Agent, including reasonable attorneys' fees and expenses, in connection with the preparation, execution and delivery of this Amendment.

                  C. The execution, delivery and performance by the Lenders, the Issuing Bank and the Agent of this Amendment shall



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not constitute, or be deemed to be or construed as, a waiver of any right, power or remedy, or a waiver of any provision of the Credit Agreement. None of the provisions of this Amendment shall constitute, or be deemed to be or construed as, a waiver of any Potential Default or any Event of Default, as defined in the Credit Agreement.

                  D. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed and delivered this Agreement as of the date first above written.

SINTER METALS, INC.                         SOCIETY NATIONAL BANK

By: /s/ Michael T. Kestner                  By:
   ---------------------------------           -----------------------------
   Michael T. Kestner
Title: Chief Financial Officer              Title:
                                                  --------------------------

MELLON BANK, N.A, individually
  and as Agent

By:
   ---------------------------------

Title:
      ------------------------------

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